Exhibit 23.1

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Dohan and Company                                 7700 North Kendall Drive, 200
Certified Public Accountants                      Miami, Florida     33156-7564
A Professional Association                        Telephone      (305) 274-1366
                                                  Facsimile      (305) 274-1368
                                                  E-mail         info@uscpa.com
                                                  Internet        www.uscpa.com

                    CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration
Statement on Form SB-2 of our report dated December 7, 2001.

                                             /s/ Dohan and Company, P.A., CPA's

February 13, 2002

Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public  Accountants - Private Companies
                                                      and SEC Practice Sections
Accounting Group International - Offices in Principal Cities              [LOGO]